AMENDMENT TO THE CAROLINA PROPERTY AGREEMENT

TO:	TNR Gold Corp.;	Compania Minera Solitario Argentina S.A.;

Geocom Resources Inc.; (collectively the “Optionors”)

RE:	Letter Agreement dated November 09, 2005 (the “ Carolina Agreement”) between the Optionors and Latin American Minerals Inc. (the “Optionee”)

WHEREAS:

1.

The Optionee and the Optionors have entered into the Carolina Agreement pursuant to which the Optionors have agreed to grant to the Optionee the right to earn a 75% interest in the property more particularly described in the Carolina Agreement (the “Property”);

2.

Paragraph 17 of the Carolina Agreement states that if regulatory approval of the Optionee’s qualifying transaction has not been obtained and if closing of the Carolina Agreement has not occurred within four (4) months of November 09, 2005, therefore March 09, 2006 (the “Termination Date”), then the Carolina Agreement would terminate and be of no force and effect;

3.	The Optionee and the Optionors have agreed to enter into this agreement (the “Amending Agreement”) to extend the Termination Date to April 09, 2006.

THEREFORE, for valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the Optionee and the Optionors hereby agree to amend the Carolina Agreement by deleting the second paragraph of the existing paragraph 17 and replacing it with the following:

“If TSX-V approval of LAT’s qualifying transaction has not been obtained and if Closing has not occurred within five (5) months of the date first written above, this Agreement shall terminate and shall be of no force and effect.”

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Carolina Agreement. Save as amended by this Amending Agreement, the Carolina Agreement shall continue in full force and effect and shall be read and construed as though the amendment to the Carolina Agreement effected by this Amending Agreement was incorporated in the Carolina Agreement at the time of execution thereof.

This parties agree that this Amending Agreement may be signed by the parties in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic email or facsimile transmission shall be deemed to be an original), and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set forth below.

Dated March 08, 2006.

LATIN AMERICAN MINERALS INC.

Per:	/s/ Robert Giustra

Authorized Signatory

If you are in agreement with this Amending Agreement, please sign where indicated below.

TNR GOLD CORP.

Per:	/s/ Gary Schellenberg

Authorized Signatory

COMPANIA MINERA SOLITARIO ARGENTINA S.A.

Per:	/s/ Gary Schellenberg

Authorized Signatory

GEOCOM RESOURCES INC.

Per:	/s/ John Hiner

Authorized Signatory